UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 14, 2019

WERNER ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

NEBRASKA	0-14690	47-0648386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14507 FRONTIER ROAD POST OFFICE BOX 45308 OMAHA, NEBRASKA		68145-0308
(Address of principal executive offices)		(Zip Code)

(402) 895-6640
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR40.13e-4(c )

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 Par Value	WERN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth in Item 2.03 of this current report on Form 8-K is incorporated by reference herein.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On May 14, 2019, Werner Enterprises, Inc. (“Werner” or the “Company”), as borrower, entered into a new credit agreement (the “Wells Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as lender. The Wells Credit Agreement provides for a five-year, $300 million unsecured revolving line of credit, with a $50 million maximum limit for the aggregate amount of letters of credit issued. The proceeds of the Wells Credit Agreement may be used for the Company's general corporate purposes.

Any amounts drawn under the Wells Credit Agreement will bear interest at a variable rate based on the daily one-month London Interbank Offered Rate (“LIBOR”) plus a margin ranging between 0.675% and 0.925%, based on the Company’s ratio of total funded debt to earnings before interest, income taxes, depreciation and amortization (“EBITDA”). The Wells Credit Agreement also requires the Company to pay Wells Fargo (i) an annualized letter of credit fee of 0.55% per annum based upon the face amount of each letter of credit outstanding and (ii) a nonrefundable commitment fee on the average daily unused amount of the commitment at rates ranging between 0.11% and 0.15% per annum, based on the Company’s ratio of total funded debt to EBITDA. Under the terms of the Wells Credit Agreement, the $75 million currently outstanding under a term commitment with Wells Fargo, having a maturity date of September 15, 2019, is deemed to be an advance against the $300 million. As of May 14, 2019, letters of credit totaling $30.3 million have been issued.

Availability of such funds under the Wells Credit Agreement is conditional upon various customary terms and covenants. Such covenants include, among other things, two financial covenants requiring the Company (i) not to exceed a maximum ratio of total funded debt to EBITDA and (ii) to exceed a minimum ratio of EBITDA to interest expense. A violation of such terms and covenants could result in a default under the Wells Credit Agreement. In the event of default, Wells Fargo (i) will not be obligated to make loans to the Company and (ii) could require the Company to immediately repay any then-outstanding debt (including any accrued interest) and (iii) could require the Company to immediately deliver cash collateral for any then-outstanding letters of credit.

On May 14, 2019, Werner, as borrower, entered into a new credit agreement (the "BMO Harris Credit Agreement") with BMO Harris Bank N.A. (“BMO Harris”), as lender. The BMO Harris Credit Agreement provides for a five-year, $200 million unsecured revolving line of credit, with a $50 million maximum limit for the aggregate amount of letters of credit issued. The proceeds of the BMO Harris Credit Agreement may be used for the Company's general corporate purposes.

Any amounts drawn under the BMO Harris Credit Agreement will bear interest at a variable rate based on the daily one-month LIBOR plus a margin ranging between 0.70% and 1.50%, based on the Company’s ratio of total funded debt to EBITDA. The BMO Harris Credit Agreement also requires the Company to pay BMO Harris (i) an annualized letter of credit fee of 0.70% per annum based upon the face amount of each letter of credit outstanding and (ii) a nonrefundable commitment fee on the average daily unused amount of the commitment at rates ranging between 0.10% and 0.25% per annum, based on the Company’s ratio of total funded debt to EBITDA. No borrowings have been made and no letters of credit have been issued under the BMO Harris Credit Agreement to date.

Availability of such funds under the BMO Harris Credit Agreement is conditional upon various customary terms and covenants. Such covenants include, among other things, two financial covenants requiring the Company (i) not to exceed a maximum ratio of total funded debt to EBITDA and (ii) to exceed a minimum ratio of EBITDA to interest expense. A violation of such terms and covenants could result in a default under the BMO Harris Credit Agreement. In the event of default, BMO Harris (i) will not be obligated to make loans to the Company and (ii) could require the Company to immediately repay any then-outstanding debt (including any accrued interest) and (iii) could require the Company to immediately deliver cash collateral for any then-outstanding letters of credit.

Concurrently with entering into the Wells and BMO Harris Credit Agreements on May 14, 2019, the Company terminated its prior revolving lines of credit with both Wells Fargo and BMO Harris. As of May 14, 2019, the Company was in compliance with all applicable financial covenants with both lenders and had no outstanding borrowings under the terminated lines of credit. The terms of the Company’s $75 million revolving line of credit with U.S. Bank, N.A., having a maturity date of July 13, 2020, were not changed as a result of the new Wells and BMO Harris Credit Agreements.

After considering anticipated borrowings to finance the special dividend, currently outstanding borrowings of $125 million and letters of credit currently issued, Werner expects to have available remaining borrowing capacity of over $150 million to fund capital expenditures, common stock repurchases, working capital and other general corporate purposes.

The foregoing descriptions of the Wells and BMO Harris Credit Agreements do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Wells and BMO Harris Credit Agreements, copies of which will be filed with the Company’s Form 10-Q for the quarter ended June 30, 2019.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On May 14, 2019, Werner issued a press release announcing that (i) Werner entered into new debt agreements, (ii) its Board of Directors declared a special dividend and a regular quarterly dividend, and (iii) its Board of Directors approved a new stock repurchase program and withdrew its previous stock repurchase authorization. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

In accordance with General Instruction B.2 to the Form 8-K, the information under this Item 7.01 and the press release exhibit to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section 18, nor shall such information and exhibit be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), unless the registrant expressly states that such information and exhibit are to be considered “filed” under the Exchange Act or incorporates such information and exhibit by specific reference in an Exchange Act or Securities Act filing.

ITEM 8.01.	OTHER EVENTS.

(a)	Declaration of Special Dividend and Regular Quarterly Dividend
On May 14, 2019, the Board of Directors of Werner declared a special cash dividend of $3.75 per common share payable to shareholders of record at the close of business on May 24, 2019. This dividend will be paid on June 7, 2019.

On May 14, 2019, the Board of Directors of Werner also declared a regular quarterly cash dividend of $0.09 (9.0 cents) per common share payable to shareholders of record at the close of business on July 1, 2019. This dividend will be paid on July 16, 2019.

Werner Enterprises has paid a quarterly cash dividend to its shareholders every quarter since July 1987.

(b)	Stock Repurchase Program

On May 14, 2019, the Board of Directors of Werner approved a new stock repurchase program. Under the new program, Werner is authorized to repurchase up to 5 million shares of its common stock. Upon approval of the new program, the Board of Directors withdrew the previous stock repurchase authorization, which had approximately 2.0 million shares remaining available for repurchase. The Company may repurchase stock from time to time depending on market, economic and other factors. This authorization will continue in the future, unless withdrawn by the Board of Directors.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits.

99.1    Press release issued by Werner Enterprises on May 14, 2019, “Werner Enterprises Announces Special and Quarterly Dividends, New Stock Repurchase Authorization and New Credit Facilities”

Forward-Looking Statements

This current report on Form 8-K and exhibits may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to Werner’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in Werner’s Annual Report on Form 10-K for the year ended December 31, 2018. For those reasons, undue reliance should not be placed on any forward-looking statement. Werner assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by the registrant by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WERNER ENTERPRISES, INC.

Date: May 15, 2019	By:	/s/ John J. Steele
John J. Steele
Executive Vice President, Treasurer and Chief Financial Officer

Date: May 15, 2019	By:	/s/ James L. Johnson
James L. Johnson
Executive Vice President, Chief Accounting Officer and Corporate Secretary